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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                          _____________________________


                                    FORM 8-K

                                 CURRENT REPORT
                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 20, 1994



                                DIXIE YARNS, INC.
                    ---------------------------------------
             (Exact Name of Registrant as specified in its Charter)



        Tennessee                        0-2585                 62-0183370
(State or other jurisdiction    (Commission File Number)      I.R.S. Employer
    of incorporation)                                       Identification No.)


                1100 SOUTH WATKINS STREET, CHATTANOOGA, TN  37404
           -----------------------------------------------------------
            (Address of principal executive offices)       (ZIP Code)


        Registrant's telephone number, including area code (615) 698-2501
                                                           --------------


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to an Asset Purchase Agreement dated May 25, 1994 with a subsequent closing date of June 20, 1994, Dixie Yarns, Inc. (the "REGISTRANT" or "DIXIE") acquired certain of the assets of Patrick of California, Inc. ("PATRICK"), a manufacturer of principally commercial as well as residential carpet, with annual sales of approximately $20 million (the "ACQUISITION"). The assets acquired by Dixie from Patrick consist of leased carpet tufting and warehouse facilities located in Compton, California and Rancho Dominguez, California, together with related equipment, inventory, receivables and other related assets. Dixie intends to continue the operation of Patrick's business through a wholly-owned subsidiary. Prior to the Acquisition, Dixie supplied carpet yarns to Patrick through Dixie's Candlewick Yarns Group.

Under the terms of the Asset Purchase Agreement, Dixie acquired certain of Patrick's assets in exchange for: (1) the assumption of approximately $2.6 million of Patrick's liabilities; (2) release of an obligation of approximately $2.3 million owed by Patrick to Dixie; and (3) cash in the amount of $330,000 (collectively, the "PURCHASE PRICE"). Pursuant to the terms of the Asset Purchase Agreement, the Purchase Price is subject to an adjustment, depending on the net change in assets and liabilities of Patrick from April 30, 1994 until the date of the closing of the Asset Purchase Agreement (June 20, 1994). At the time of this filing, the amount of any such adjustment had not yet been determined. The Purchase Price was determined as a result of arms-length negotiations between the parties based upon the estimated current fair market values of the assets acquired. Dixie's working capital provided the cash component of the Purchase Price.

The Acquisition represents another step in Dixie's previously announced strategy for expansion in the carpet industry. Dixie management believes that the Acquisition will diversify and enhance Dixie's carpet manufacturing capabilities and will increase Dixie's presence on the West Coast.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          The financial statements of Patrick required pursuant to Article 3 of Regulation S-X are not currently available, but will be filed as an amendment to this Report, together with any additional required exhibits, as soon as practicable, but in no event later than sixty (60) days after the latest date on which this Report is required to be filed.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          The pro forma financial information required pursuant to Article 11 of Regulation S-X is not currently available, but will be filed as an amendment to this Report, together with any additional required exhibits, as soon as practicable, but in no event later than sixty (60) days after the latest date on which this Report is required to be filed.

                                        1





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     (c)  EXHIBITS.

          Exhibit (2a) listed below omits certain schedules and exhibits, which are listed therein. The Registrant hereby agrees to furnish a copy of any such omitted schedule or exhibit supplementally upon request of the Commission's Staff.

          (1)  Listing of Exhibits Incorporated by Reference:

               None.

          (2)  Listing of Exhibits Filed with this Report:

               (2a) Asset Purchase Agreement dated May 25, 1994, by and among Dixie Yarns, Inc., Patrick of California, Inc., Regent Industries, Inc. and Frank V. Celiberti.

               (2b) Assignment and Assumption Agreement and Bill of Sale dated June 20, 1994, by and between Dixie Yarns, Inc. and Patrick of California, Inc.

                                        2





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DIXIE YARNS, INC.
                              (Registrant)



                              By: /s/ D. Eugene Lasater
                                  ___________________________
                                  D. Eugene Lasater
                                  Controller

                              Date: July 1, 1994







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                                DIXIE YARNS, INC.
                           CURRENT REPORT ON FORM 8-K
                                  EXHIBIT INDEX

                                                                      Sequential
                                                                       Page No.
                                                                      ----------

Exhibit
  No.          Description
- - -------        -----------
 (2a)          Asset Purchase Agreement dated May 25, 1994, by and
               among Dixie Yarns, Inc., Patrick of California, Inc.,
               Regent Industries, Inc. and Frank V. Celiberti.

 (2b) Assignment and Assumption Agreement and Bill of Sale dated June 20, 1994, by and between Dixie Yarns, Inc. and Patrick of California, Inc.